UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Senomyx, Inc. is saddened to report the unexpected death on June 17, 2008 of Mark J. Zoller, Ph.D., our Executive Vice President of Discovery & Development and Chief Scientific Officer.

Dr. Zoller died from complications while recuperating from a long illness.  He was on medical leave from Senomyx since early 2009.  Donald S. Karanewsky, Ph.D., Senior Vice President, Discovery and David L. Linemeyer, Ph.D., Vice President, Biology will continue to lead the Company’s scientific efforts as they have been during Dr. Zoller’s leave.

Dr. Zoller joined Senomyx in March 2000 as Vice President of Research and was appointed Senior Vice President of Research and Chief Scientific Officer in June 2001. He was promoted to Executive Vice President of Discovery & Development in February 2006.  Dr. Zoller received his B.A. in Chemistry from Pomona College and his Ph.D. in Chemistry from the University of California, San Diego.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ KENT SNYDER
Kent Snyder
President, Chief Executive Officer and
Chairman of the Board of Directors

Date: June 18, 2009